UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089
( Commission File Number )

Delaware (State or other jurisdiction of incorporation)	77-0416232 (I.R.S. Employer Identification No.)

47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)

(510) 360-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     In connection with the decision of Raj Singh, Vice-President of Worldwide Sales, to leave the Registrant on February 24, 2005, the Registrant and Mr. Singh entered into an Agreement and Release that became binding on March 3, 2005. Pursuant to this agreement, the Registrant accelerated the vesting of certain options held by Mr. Singh that had an exercise price less than the closing price of the Company’s Common Stock on March 3, 2005. In addition, the Registrant will pay the health insurance premiums of Mr. Singh for a period of up to 18 months.

     The foregoing description of Mr. Singh’s Agreement and Release is qualified in its entirety by reference to the provisions of the Agreement and Release filed herewith.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.01. Agreement and Release with Raj Singh, dated February 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date: March 3, 2005	By:	/s/ Michael E. Seifert

Michael E. Seifert
Vice President, Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit

10.01. Agreement and Release with Raj Singh, dated February 24, 2005.